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                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY


KNOW ALL MAN BY THESE PRESENTS:

         WHEREAS, Lucent Technologies Inc., a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement or registration statements (on Form S-3, Form S-4, Form S-8 or any other appropriate form) with respect to the issuance of common shares, par value $.01 per share, of the Company (including the related Preferred Share Purchase Rights), in connection with the acquisition by the Company of Agere, Inc.; and

         WHEREAS, the undersigned is a director and/or officer of the Company, as indicated below his or her signature:

         NOW, THEREFORE, the undersigned hereby constitutes and appoints Donald
K. Peterson and James S. Lusk and each of them, as attorneys for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director and/or officer of the Company, to execute and file any such registration statement with respect to the above-described common shares and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 1st day of February, 2000.


By:    /s/ PAUL A. ALLAIRE                     By:    /s/ CARLA A. HILLS
       ---------------------------------            ---------------------------
       Name:  Paul A. Allaire                         Name:  Carla A. Hills
       Title:    Director                             Title:     Director


By:    /s/ RICHARD A. McGINN                   By:    /s/ PAUL H. O'NEILL
       ---------------------------------            ---------------------------
       Name:    Richard A. McGinn                     Name:  Paul H. O'Neill
       Title:   Chairman of the Board and             Title:    Director
                Chief Executive Officer

By:    /s/ HENRY B. SCHACHT                    By:    /s/ FRANKLIN A. THOMAS
       ---------------------------------            ---------------------------
       Name:  Henry B. Schacht                        Name:  Franklin A. Thomas
       Title:    Director                             Title:    Director



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By:   /s/ JOHN A. YOUNG                       By:      /s/ JAMES S. LUSK
       ------------------------                     ---------------------------
      Name:    John A. Young                  Name:    James S. Lusk
      Title:    Director                      Title:   Senior Vice President,
                                                       Chief Financial Officer
                                                       and Controller